EXHIBIT 99.2
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                                Page 6 of 7 Pages

For:        Avatex Corporation

Contact:    Edward Massman
            Chief Financial Officer
            (214) 365-7450



FOR IMMEDIATE RELEASE
---------------------


              AVATEX CORPORATION MOVES TO ELECTRONIC BULLETIN BOARD

DALLAS, TX - FEBRUARY 1, 1999 - AVATEX CORPORATION (OTC-BB: AVAX FORMERLY NYSE:
AAV) today announced that the Company's common and Series A and convertible preferred stocks have commenced trading on the NASD OTC Electronic Bulletin Board system under the symbols AVAX, AVAXO, and AVAXP, respectively.

Avatex is a holding company that, along with its subsidiaries, owns interests in hotels and an office building and in other corporations and partnerships. Through Phar-Mor, Inc., its 38% owned affiliate, Avatex is involved in operating a chain of discount retail drugstores.








                                Page 7 of 7 Pages